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                                                                   Exhibit 5.1

                                BSAI LETTERHEAD


                                 July 13, 1999

Unitrode Corporation
7 Continental Boulevard
Merrimack, New Hampshire 03054

            Re:   Unitrode Corporation:
                  Registration Statement on Form S-8:
                  Shares of Common Stock

Ladies and Gentlemen:

            We have served as Maryland counsel to Unitrode Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 3,285,368 shares (the
"Shares") of common stock, $.01 par value per share (the "Common Stock"), covered by the above-referenced Registration Statement and any amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Of the 3,285,368 Shares, (i) 3,085,368 Shares are to be issued pursuant to the Unitrode Corporation 1999 Equity Incentive Plan and
(ii) 200,000 Shares are to be issued pursuant to the Unitrode Corporation 1999 Employee Stock Purchase Plan (collectively, the "Plans"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

            In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

            1. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

            2. The Amended and Re-stated By-Laws of the Company, certified as of the date hereof by the Secretary of the Company;

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            3. Resolutions adopted by the Board of Directors of the Company relating to the sale, issuance, registration and listing of the Shares under the Plans, certified as of the date hereof by the Secretary of the Company;

            4. The Registration Statement on Form S-8, in the form to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the 1933 Act;

            5. A certificate, as of a recent date, of the SDAT as to the good standing of the Company;

            6. The form of certificate representing a share of the Common Stock, certified as of the date hereof by the Secretary of the Company;

            7. A certificate executed by Allan R. Campbell, Secretary of the Company, dated as of the date hereof; and

            8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth herein, subject to the assumptions, limitations and qualifications stated herein.

            In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

            1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;

            2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

            3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms; and

            4. All Documents submitted to us as originals are authentic. The form and content of documents submitted to us as drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

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            5. The Shares will not be transferred in violation of any limitation or restriction contained in the Charter. Upon the issuance of the Shares in accordance with the Charter, Bylaws, the Resolutions and Registration Statement, and immediately thereafter, the total number of shares of Common Stock issued and outstanding or reserved for issuance will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

            The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

            Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

            1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

            2. The Shares have been duly authorized and, upon issuance in accordance with the Charter, Bylaws, Resolutions and Registration Statement and the terms of the Plans, such shares will be validly issued, fully paid and non-assessable.

            The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of or compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

            We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

            This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, except as provided above, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,

                                Ballard Spahr Andrews & Ingersoll, LLP


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